UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 1, 2005

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-49629	33-0933072
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

17872 Cartwright Road

Irvine, California 92614

(Address of Principal Executive Offices) (Zip Code)

(949) 399-4500

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 1, 2005, we entered into employment agreements with Alan P. Niedzwiecki, our Chief Executive Officer and W. Brian Olson, our Chief Financial Officer, which will replace their existing employment agreements. We also entered into an employment agreement with Glenn D. Moffett, our Vice President and General Manager of Operations. On May 5, 2005, we entered into a consulting agreement, effective as of May 1, 2005, with Dale L. Rasmussen, our Chairman of the Board of Directors. The material terms of each of these agreements are described below.

In addition, in connection with its approval of these employment agreements, our Compensation Committee approved, effective May 1, 2005, (i) discretionary performance bonus payments in the amount of $50,000 to Mr. Niedzwiecki and $25,000 to Mr. Olson and (ii) awards of 28,248 shares of restricted stock to Mr. Niedzwiecki and 21,186 shares of restricted stock to Mr. Olson, with the awards of such restricted stock to vest in full on the third anniversary of the May 1, 2005 grant date.

Our Compensation Committee also approved, effective May 1, 2005, awards of 14,124 shares of restricted stock to each of Messrs. Rasmussen, Niedzwiecki and Olson in connection with their efforts in completing our acquisition of Starcraft Corporation. The awards of these shares of restricted stock will vest in full on the third anniversary of the May 1, 2005 grant date.

Our employment agreements with Messrs. Niedzwiecki and Olson provide an annual base salary of $500,000 and $350,000, respectively, for the first twelve months of the term of their respective agreements, which is subject to annual review. During their respective terms of employment, the employees are entitled to receive the same fringe benefits that we generally make available to our executive officers, which currently include medical insurance and participation in our 401(k) and non-qualified deferred compensation plans. The employees are also entitled to receive term life and supplemental long-term disability insurance coverage, four weeks of paid vacation each year, paid sick leave and a monthly auto allowance of $1,000. During the terms of their employment, the employees will be eligible for an annual cash bonus based on the achievement of corporate and individual performance objectives to be approved by our Compensation Committee, as well as awards, such as stock options and restricted stock, under our long term incentive plans. Each employee’s employment can generally be terminated by either us or the employee for any reason with 30 days prior written notice, but we can terminate his employment for cause (as defined in his employment agreement) without notice.

Subject to the conditions and other limitations set forth in his employment agreement, the employee will be entitled to the following severance benefits if we terminate his employment without cause or if he terminates his employment for good reason (as defined in his employment agreement): (i) 24 months of monthly payments, which are subject to certain offsets after 18 months, each equal to one-twelfth of the sum of his annual base salary at the time of termination plus the average of his prior two years’ annual cash bonuses; (ii) continuation of his fringe benefits, term life insurance coverage and supplemental long-term disability coverage for 24 months; (iii) continued or accelerated vesting of his outstanding stock option and other stock-based compensation awards; and (iv) limited tax gross up payments to the extent that his aggregate severance benefits are subject to excise taxes imposed by Section 280G of the Internal Revenue Code of 1986, as amended. The employee’s eligibility to receive any severance payments or other benefits upon his termination are conditioned upon him executing a general release of liability and complying with certain non-competition and non-solicitation provisions set forth in his employment agreement. The employee will not be entitled to any severance benefits if we terminate his employment for cause or if he terminates his employment without good reason.

Our employment agreement with Mr. Moffett provides an annual base salary of $250,000 per year for the first twelve months of the term of the agreement, which is subject to annual review. During the term of the employment, Mr. Moffett is entitled to receive the same fringe benefits that we generally make available to our executive officers, which currently include medical insurance and participation in our 401(k) and non-qualified deferred compensation plans. Mr. Moffett is also entitled to receive term life insurance, payments to supplement his long-term disability insurance coverage, four weeks of paid vacation each year, paid sick leave and a yearly auto allowance of $12,000 plus reimbursement of related expenses. During the term of his employment, Mr. Moffett will be eligible for an annual cash bonus based on the achievement of performance objectives to be determined by our Compensation Committee. The term of the employment agreement is two consecutive 12 month periods unless terminated earlier by us or Mr. Moffett. Mr. Moffett’s employment can generally be terminated by either us or Mr. Moffett for any reason with 30 days prior written notice, but we can terminate his employment for cause (as defined in his employment agreement) without notice.

Subject to the conditions and other limitations set forth in his employment agreement, Mr. Moffett will be entitled to the following separation benefits if we terminate his employment without cause or if he terminates his employment for good reason within 12 months after a change of control (each as defined in his employment agreement): (i) an amount equal to his annual base salary plus his target annual cash bonus for the remaining months of the term of the agreement, payable in equal monthly installments for 12 months following his termination; (ii) continuation of his fringe benefits, term life insurance coverage and payments to supplement his long-term disability insurance coverage for the remaining months of the fiscal year in which the termination occurs; and (iii) accelerated vesting of his outstanding stock options. Mr. Moffett’s eligibility to receive any separation payments or other benefits upon his termination are conditioned upon him remaining available to serve as a consultant to us for 12 months following his termination, executing a general release of liability and complying with certain non-competition provisions set forth in his employment agreement. Mr. Moffett will not be entitled to any separation benefits if we terminate his employment for cause, if he terminates his employment for any reason prior to a change of control, or if he terminates his employment without good reason after a change of control.

On May 5, 2005, we entered into a consulting agreement, effective as of May 1, 2005, with Dale L. Rasmussen pursuant to which Mr. Rasmussen will provide advice and consulting services to us with respect to investor relations, investment, merger and acquisitions strategies, and business operations. Mr. Rasmussen agreed to make himself available to provide these services for a minimum of fifteen days per month. The agreement has a term of one year and provides for a monthly consulting fee of $37,500 for the services.

The foregoing descriptions of our employment agreements with Messrs. Niedzwiecki, Olson and Moffett and our consulting agreement with Mr. Rasmussen are qualified by reference to the complete terms of those agreements, copies of which are filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.5 respectively.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit	Description
10.1	Employment Agreement, dated May 1, 2005, by and between Alan P. Niedzwiecki and Quantum Fuel Systems Technologies Worldwide, Inc.

10.2	Employment Agreement, dated May 1, 2005, by and between W. Brian Olson and Quantum Fuel Systems Technologies Worldwide, Inc.

10.3	Employment Agreement, dated May 1, 2005, by and between Glenn D. Moffett and Quantum Fuel Systems Technologies Worldwide, Inc.

10.4	Form of Restricted Stock Award Agreement under the Quantum Fuel Systems Technologies Worldwide, Inc. 2002 Stock Incentive Plan

10.5	Consulting Agreement, dated May 5, 2005, by and between Dale L. Rasmussen and Quantum Fuel Systems Technologies Worldwide, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

Date: May 5, 2005	By:	/s/ W. Brian Olson
W. Brian Olson
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Employment Agreement, dated May 1, 2005, by and between Alan P. Niedzwiecki and Quantum Fuel Systems Technologies Worldwide, Inc.

10.2	Employment Agreement, dated May 1, 2005, by and between W. Brian Olson and Quantum Fuel Systems Technologies Worldwide, Inc.

10.3	Employment Agreement, dated May 1, 2005, by and between Glenn D. Moffett and Quantum Fuel Systems Technologies Worldwide, Inc.

10.4	Form of Restricted Stock Award Agreement under the Quantum Fuel Systems Technologies Worldwide, Inc. 2002 Stock Incentive Plan

10.5	Consulting Agreement, dated May 5, 2005, by and between Dale L. Rasmussen and Quantum Fuel Systems Technologies Worldwide, Inc.